UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 10, 2020

(Date of earliest event reported)

Asure Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 N. Capital of Texas Hwy, Suite 350, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512 -437-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, David Sandberg informed our board of directors of his resignation as a board member of Asure Software, Inc. (the “Company”) effective August 10, 2020. His decision to resign was not due to any disagreement on any matter relating to our operations, policies or practices. Mr. Sandberg served on the Company’s Compensation Committee, Governance and Nominating Committee and Audit Committee and was also Chairman of the Board.

Effective August 11, 2020, our board of directors appointed Patrick Goepel as Chairman of the Board and Daniel Gill as the Lead Independent Director. The Company promoted Eyal Goldstein to President. Mr. Goepel will continue to serve as Chief Executive Officer and Mr. Goldstein will continue to serve as Chief Revenue Officer. There were no changes to Mr. Goepel’s or Mr. Goldstein’s compensation in connection with their new roles. Biographical information with respect to Patrick Goepel and Daniel Gill is set forth on the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2020.

Mr. Goldstein, 45, joined the Company as Chief Revenue Officer in December 2016. Prior to joining the Company, Mr. Goldstein served as Chief Revenue Officer of Insight Venture Partner’s FilmTrack, a global rights management platform, from 2013 to 2016. He previously served as Executive Vice President of DAZ Systems. Prior to DAZ he was Regional Vice President at Oracle Corp. and also served as Vice President at Ceridian Corporation. Mr. Goldstein earned a Bachelor’s degree in English from University of Nevada, Las Vegas. Other than his employment with the Company and the compensation arrangements related to such employment, there are not, and have not been, during the last two years, any transactions or proposed transactions by the Company in which Mr. Goldstein has had or is to have a direct or indirect material interest and there are no family relationships between Mr. Goldstein and any of the Company’s other executive officers and directors.

Also, effective August 11, 2020, our board of directors increased the size of the Board from seven to eight. To fill the vacancies created by the resignation of Mr. Sandberg and the increase in the size of the board of directors, our board of directors elected Benjamin Allen and Grace Lee to serve as directors until the next annual meeting of stockholders or until each of their successors is duly elected and qualified.

Mr. Allen, age 55, was most recently the chief executive officer of WorldAware, which sold to GardaWorld, a global security company in July 2020. Before that, he served as president for March & McLennan Agency LLC, a subsidiary of Marsh, Inc. and the president and chief executive officer of Kroll, Inc. Before Kroll, Inc. acquired Ontrack Data International, Inc. (“Ontrack”), he served as president and chief executive officer of Ontrack (NASDAQ:ONDI). Mr. Allen started his career with HCM provider, Ceridian, where he advanced from sales to national leadership positions including marketing, operations, and IT. As a technologist turned chief executive officer with a background in human capital management, Allen brings a valued skillset having successfully grown several tech-businesses. Mr. Allen holds a bachelor’s degree in finance from Washington State University. Mr. Allen has served as a director of H5, Inc., an e-discovery and case preparation support company, since 2011 and is a member of its compensation committee. He also serves as a director of GAN Integrity, an ethics and compliance software company, beginning in 2020.

Grace Lee, age 52, is senior vice president and chief human resources and diversity officer for Cubic Corporation. In this role, she is responsible for the strategic leadership of global human resources for Cubic as well as the development and advancement of the company’s diversity strategy. Prior to joining Cubic, Lee held similar roles at Charles River Laboratories, a publicly-traded biotechnology company, Beckman Coulter, a Danaher operating company; TTM Technologies and IMI Severe Service (now IMI Critical Engineering). Ms. Lee holds a master’s degree in human resources from Cornell University’s ILR School, a master’s degree in Global Leadership from the University of San Diego School of Business, and a bachelor’s degree in Communications from the University of the Philippines. She has been recognized as one of the top 50 chief diversity officers from the National Diversity Council and brings significant human capital management depth to our board of directors.

Neither Mr. Allen nor Ms. Lee have or have had any family relationships with any of our executive officers or directors. There are no arrangements or understandings between and amongst Mr. Allen, Ms. Lee and any other person pursuant to which each one was elected as a director. Further, in the last two years, there have not been, nor are there any proposed, transactions by the Company in which Mr. Allen or Ms. Lee has had or is to have a direct or indirect material interest.

Mr. Allen will serve on the Audit Committee and Compensation Committee. Ms. Lee will serve on the Compensation Committee and the Nominating and Governance Committee.

Item 8.01 Other Information

Effective August 11, 2020, the board of directors also appointed W. Carl Drew as chair of the Audit Committee, Brad Oberwager as chair of the Compensation Committee, and Bjorn Reynolds as Chair of the Nominating and Governance Committee. Mr. Reynolds will also serve on the Audit Committee with Mr. Drew and Mr. Allen. The board of directors appointed Charles Lathrop, Jr. to serve on the Nominating and Governance Committee with Mr. Reynolds and Ms. Lee.

The board of directors also changed its non-employee director compensation policy effective August 11, 2020 to provide each non-employee director an annual retainer of $45,000, with annual retainers for the lead independent director and committee chairs as follows:

Lead Independent Director	$5,000
Audit Committee Chair	$5,000
Compensation Committee Chair	$5,000
Nominating and Governance Committee Chair	$2,500

We also expect to make annual grants of a combination of stock options and restricted stock units to our non-employee directors as additional compensation for their services to us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: August 11, 2020	By:	/s/ Patrick Goepel
Patrick Goepel, Chief Executive Officer